Exhibit 10.4

TRANSITION SERVICES AGREEMENT

by and between

Steadfast Apartment REIT, Inc.

and

Steadfast Investment Properties, Inc.

Dated as of August 31, 2020

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of August 31, 2020 (the “Effective Date”), is by and between Steadfast Investment Properties, Inc., a California corporation (the “Sponsor”), on the one hand, and Steadfast Apartment REIT, Inc., a Maryland corporation (“STAR”), on the other hand. STAR and the Sponsor shall be together be referred to herein as the “Parties,” and each individually a “Party”. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Contribution Agreement (as hereinafter defined).

WHEREAS, Steadfast REIT Investments, LLC, a Delaware limited liability company (“SRI”), STAR and Steadfast Apartment REIT Operating Partnership, LP entered into that certain Contribution and Purchase Agreement, dated as of August 31, 2020 (the “Contribution Agreement”);

WHEREAS, following the closing of the transactions contemplated by the Contribution Agreement, the Sponsor desires to provide, directly or through its affiliates, certain services to STAR as set forth on Schedule A (the “Sponsor-Provided Services”) and STAR desires to provide, directly or through its affiliates, certain services to the Sponsor as set forth on Schedule B (the “STAR-Provided Services” and, together with the Sponsor-Provided Services, the “Services”) for the purpose of enabling each Party to manage its operations and retain the benefit of operational efficiencies created by access to such Services and to assure a smooth transition following the closing of the transactions contemplated by the Contribution Agreement by availing each Party time to develop such services in-house or to hire other third-party service providers for such Services; and

WHEREAS, for purposes of this Agreement, the Party providing any Service, or on whose behalf such Service is being provided, shall be deemed the “Service Provider” with respect to such Service, and the Party receiving the Service, or on whose behalf such Service is being received, shall be deemed the “Recipient” with respect to such Service.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Contribution Agreement.

ARTICLE II

SERVICES

Section 2.1. Scheduled Services.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each Party agrees to provide (including through its affiliates), or to cause one or more permitted third parties to provide, to the other Party the Services as set forth on Schedule A or Schedule B, as applicable.

(b) Anything to the contrary notwithstanding, none of the obligations of the Parties under the Contribution Agreement shall constitute Services under this Agreement.

Section 2.2. Additional Services. Each Party agrees that, if the other Party identifies during the Term services that such second Party believes are necessary for the continued operation of its business (as conducted immediately prior to the closing of the transactions contemplated by the Contribution Agreement) that are not identified on the applicable Schedule hereto, then, upon the reasonable request of such second Party, the Parties shall negotiate in good faith to modify the applicable Schedule with respect to such additional services, upon terms (including cost and duration) and subject to conditions upon which the Parties may agree. No Party shall be obligated to perform or cause to be performed any such additional services unless and until the Parties agree in writing as to the cost, duration, specifications and other terms and conditions under which the applicable Party shall provide (or cause to be provided) such other services; provided, that upon the agreement of the Parties with respect to any such additional services, such additional services shall thereafter be deemed “Services” within the meaning of this Agreement and the provision of such services will be subject to the terms of this Agreement.

Section 2.3. Service Standards; Level of Service. The Service Provider (including its affiliates, as applicable) shall provide the Services to the Recipient at a level of quality, responsiveness and diligence consistent with the levels provided by the Service Provider immediately prior to the closing of the transactions contemplated by the Contribution Agreement, if applicable, but in any event at a level of quality consistent with that then provided by the Service Provider to its own business (the “Service Standards”). In no event shall Service Provider have an obligation to perform any Service in any other manner, amount or quality unless expressly so specified in Schedule A or Schedule B, as applicable, with respect to a particular Service. The Service Provider shall promptly notify the Recipient of any event or circumstance of which the Service Provider has knowledge that causes, or would be reasonably likely to cause, a material disruption in the Services.

Section 2.4. Disclaimer of Warranties. EXCEPT AS OTHERWISE PROVIDED HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, AT LAW OR IN EQUITY, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT AND QUIET ENJOYMENT. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY ANY PARTY OR ITS AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE OTHER PARTIES’ OBLIGATIONS UNDER THIS AGREEMENT.

Section 2.5. Subcontracting. The Service Provider may, with the written consent of the Recipient (which shall not be unreasonably withheld, conditioned or delayed), engage one or more parties (including third parties and/or affiliates of such Service Provider) to provide some or all of the applicable Services to be provided by such Service Provider. In the event the Service Provider so engages any such parties, such Service Provider shall remain responsible for ensuring adherence to the Service Standards in the performance of the applicable Services, compliance by such parties with the applicable terms of this Agreement and for the indemnification obligations set forth in Article VIII. The Parties hereby agree that the delivery of any written consent pursuant to this Section 2.5 shall not be subject to the notice requirements set forth in Section 11.2 and any such written consent may be delivered via electronic mail.

Section 2.6. Employee Compensation. Service Provider shall be solely responsible for the payment of all employee benefits and any other direct and indirect compensation for the employees of the Service Provider (or its permitted subcontractors pursuant to Section 2.5) assigned to perform the Services for the Recipient, as well as such employees’ worker’s compensation insurance, employment taxes, and other applicable employer liabilities relating to such employees as required by law. For the avoidance of doubt, the Service Provider’s only compensation in this regard shall be the “Compensation Due” as set forth in the applicable Schedule hereto.

Section 2.7. Cybersecurity.

(a) Each Party will maintain or cause to be maintained reasonable cybersecurity measures with respect to any interfaces required between the Parties in connection with the Services in a manner generally consistent with the historical provision of the Services and with the same standard of care as historically provided. At all times during the Term, neither Party will intentionally or knowingly introduce, and each will take commercially reasonable measures to prevent the introduction of, into the Parties’ computer systems, databases, or software any viruses or any other contaminants (including, but not limited to, codes, commands, instructions, devices, techniques, bugs, web bugs, or design flaws) that may be used to access (without authorization), alter, delete, threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, inhibit, or shut down another Party’s computer systems, databases, software, or other information or property. Neither Party will intentionally or knowingly tamper with, compromise, or attempt to circumvent any physical or electronic security or audit measures employed by the other in the course of its business operations, and/or intentionally or knowingly compromise the security of the other’s computer systems and/or networks.

(b) Each Party shall reasonably cooperate with the other and shall cause their respective affiliates (if applicable) to reasonably cooperate (i) in notifying the other of any Security Breach affecting a Party and (ii) in any investigation and mitigation efforts relating to such Security Breaches, in the case of clause (ii), in a commercially reasonable manner, and in both cases subject to applicable Law. As used herein, “Security Breach” means unauthorized access to or disclosure of computerized data that compromises the security, confidentiality or integrity of any Confidential Information (as defined below) maintained by a Party.

Section 2.8. Cooperation.

(a) Each Party will share information and will cooperate in a commercially reasonable manner to facilitate the provision of Services as described herein and to make available to the other Party properly authorized personnel for the purpose of consultation and decisions relating to those Services.

(b) Service Provider shall follow the policies, procedures and practices of the Recipient applicable to the Services that are in effect as of the Effective Date, as may be modified from time to time in compliance with Section 2.9 hereof.

(c) A failure of any Party to act in accordance with this Section 2.8 that prevents either Service Provider or its permitted third parties, as applicable, from providing a Service hereunder shall relieve such Service Provider of its obligation to provide such Service until such time as the failure has been cured; provided, that such Recipient has been notified promptly in writing of such failure.

Section 2.9. Certain Changes. Either Party may change (a) its policies and procedures, (b) any affiliates and/or third parties that provide any Services (but subject to compliance with Section 2.5 hereof, if applicable) or (c) the location from which any Service is provided at any time with respect to its provision thereof; provided that each Party shall remain responsible for the performance of the applicable Services in accordance with this Agreement; provided further that such changes may not burden the Service Provider (in respect of cost, required efforts or otherwise) in respect of its provision of the Services. The Service Provider shall provide the Recipient with prompt written notice of any changes described in the prior sentence. Any such notice shall be provided to the applicable Recipient as soon as reasonably practicable prior to the effectiveness of such change or, if prior notice of such change is not practicable, as soon as reasonably practicable after the effectiveness of such change.

ARTICLE III

LIMITATIONS

Section 3.1. General Limitations.

(a) In no event shall either Party be obligated to procure or maintain (i) the employment of any specific employee or (ii) any specific equipment or software in its performance or receipt of the Services; provided that each Party shall remain responsible for the performance and receipt of the applicable Services in accordance with this Agreement; provided further that in respect of equipment and software only, if the other Party agrees to bear all associated costs, expenses and liabilities with the procurement or maintenance of any specific equipment or software, then the first Party agrees (if directed by the other Party) to so procure or maintain that equipment or software for purposes of performing or receiving the Services hereunder.

(b) Neither Party shall be obligated to provide, or cause to be provided, any Service to the extent that the provision of such Service would require such Party, any of its affiliates or any of their respective officers, directors, managers, members, employees, agents or representatives to violate any applicable Laws.

Section 3.2. Third Party Consents and Limitations.

(a) The Service Provider has obtained (or prior to providing the applicable Services, will obtain) any and all third party consents necessary for provision of its applicable Services during the Term. The costs associated with obtaining any third-party consents shall be borne by the Recipient receiving the applicable Service.

(b) The Recipient acknowledges and agrees that any Services provided through third parties or using third party Intellectual Property are subject to the terms and conditions of any applicable agreements between the applicable Service Provider and such third parties, copies of which have been, or will be, as applicable, made available to the applicable Recipient (subject to any confidentiality restrictions that such third party and/or the Service Provider have imposed thereon).

Section 3.3. Force Majeure. In the event that either Party is wholly or partially prevented from, or delayed in, providing or receiving one or more Services, or one or more Services are interrupted or suspended, by reason of events beyond its reasonable control (including acts of God, acts, orders, restrictions or interventions of any civil, military or government authority, fire, explosion, accident, floods, earthquakes, embargoes, epidemics, war (declared or undeclared), acts of terrorism, hostilities, invasions, revolutions, rebellions, insurrections, sabotages, nuclear disaster, labor strikes, civil unrest, riots, power or other utility failures, disruptions or other failures in internet or other telecommunications lines, networks and backbones, delay in transportation, loss or destruction of property and/or changes in Laws) (each, a “Force Majeure Event”), provided that such Party is taking commercially reasonable steps to minimize the impact and duration of such Force Majeure Event, such Party shall not be obligated to deliver or receive the affected Services during such period, and the applicable Recipient shall not be obligated to pay for any Services not delivered.

ARTICLE IV

PAYMENT AND SALES TAXES

Section 4.1. Billing and Payment Terms. The Service Provider shall invoice the Recipient for the amounts as indicated in the “Compensation Due” column (as set forth on the Schedules hereto) on the last day of each month during the Term (as defined below), in arrears, and the applicable Recipient shall remit full payment, in immediately available funds, within thirty (30) days after receipt of such invoice.

Section 4.2. Sales Taxes. All consideration under this Agreement is exclusive of any sales, transfer, value-added, goods or services tax or similar gross receipts based tax (excluding all other taxes including taxes based upon or calculated by reference to income, receipts or capital) imposed against or on the Services (“Sales Taxes”). The Recipient shall be responsible for, and shall indemnify and hold the applicable Service Provider harmless from and against, any such Sales Taxes.

ARTICLE V

CONFIDENTIALITY

Section 5.1. Confidentiality.

(a) Each Party may receive (or otherwise have access to) Confidential Information of the other Parties (both orally and in writing) in connection with the provision or receipt of the Services. “Confidential Information” means any information (oral and written), whether or not designated or containing any marking such as “Confidential,” “Proprietary,” or some similar designation, related to any Party and its services, properties, business, assets, liabilities and financial condition relating to the business, finances, technology or operations of such Party or its affiliates. Such information may include financial, technical, legal, marketing, network, and/or other business information, reports, records, or data (including, but not limited to, computer programs, code, systems, applications, analyses, passwords, procedures, output, information regarding software, sales data, vendor lists, customer lists, and employee- or customer-related information, personally identifiable information, business strategies, advertising and promotional plans, creative concepts, specifications, designs, and/or other material). Each Party agrees to treat all Confidential Information provided by the other Parties, or which such Party otherwise has access to, pursuant to this Agreement as proprietary and confidential to the other Parties, as applicable, and to hold such Confidential Information in confidence subject to the terms hereof. No Party shall (without the prior written consent of the applicable other Party) disclose or permit disclosure of such Confidential Information to any third party; provided, that any Party may disclose such Confidential Information to any permitted third party subcontractors and its and its affiliates’ current employees, officers, or directors, or legal or financial representatives, in each case, who have a legitimate need to know such Confidential Information for the purpose of facilitating the provision or receipt of the Services and who have previously agreed in writing (including as a condition of their employment, contract or agency) to be bound by terms respecting the protection of such Confidential Information which are no less protective as the terms of this Agreement. Each Party agrees to safeguard all Confidential Information of the other Parties with at least the same degree of care as such Party uses to protect its own Confidential Information, but in no event shall such degree of care be less than a reasonable degree of care. Each Party shall only use the other Party’s Confidential Information solely for the purpose of fulfilling its obligations under this Agreement and facilitating the provision or receipt of the Services. Such Party shall not, and shall cause permitted recipients of Confidential Information not to, at any time, collect, use, sell, license, transfer, make available or disclose any other Party’s Confidential Information for its own benefit, the benefit of its affiliates (or agents, subcontractors or representatives) or for the benefit of others. Each Party will be responsible for any violation of the confidentiality provisions of this Section 5.1(a) by any person or entity to whom it has disclosed Confidential Information, its subcontractors and its affiliates’ employees, officers and directors, and legal or financial representatives. Notwithstanding the foregoing, this Section 5.1(a) shall not apply to any information that a Party can demonstrate (a) was, at the time of disclosure to it, in the public domain through no fault of such Party, (b) was received after disclosure to it from a third party who had a lawful right to disclose such information to it, or (c) was independently developed by the receiving Party.

(b) All Confidential Information transmitted or disclosed hereunder will be and remain the property of the Party to which such Confidential Information applies, and each Party shall promptly (at the applicable Party’s sole election) destroy or return to such Party all copies thereof upon termination or expiration of this Agreement, or upon the written request of such Party; provided, that no Party shall be required to destroy any Confidential Information that is stored solely as a result of a backup created in the ordinary course of business and is not readily destroyable or that is stored on the computers of the personnel of such Party and/or its affiliates and subject to deletion in accordance with such Party’s and/or its affiliates’ electronic information management practices (subject to extended retention by such Party’s or its affiliates’ compliance and legal department personnel in accordance with any applicable existing document retention/destruction policy). Upon the request of the applicable Party, the other Parties shall provide notice of any such applicable destruction in writing.

ARTICLE VI

INTELLECTUAL PROPERTY

Section 6.1. Ownership of Intellectual Property.

(a) Each Party acknowledges and agrees no license or other right, express or implied, is granted hereunder by any Party to its Intellectual Property by virtue of a Party’s provision or receipt of Services hereunder.

(b) As between the Parties, each of the Parties shall exclusively own all right, title and interest throughout the world in and to all business processes and other Intellectual Property rights created by it in connection with its provision of Services hereunder (“Service Provider Intellectual Property”), and each Recipient hereby assigns any and all right, title or interest it may have in any such Service Provider Intellectual Property to the applicable Service Provider. The Recipient shall execute any documents and take any other actions reasonably requested by the Service Provider to effectuate the purposes of the preceding sentence. The Service Provider hereby grants to the Recipient a royalty-free, fully paid-up, non-exclusive and non-transferable (except as expressly permitted herein) license to use the Service Provider Intellectual Property during the Term solely to the extent necessary for the Recipient to receive the benefit of the Services.

ARTICLE VII

LIMITATION OF LIABILITY

Section 7.1. Limitation of Liability. In no event shall any Party be liable under or in connection with this Agreement for consequential, incidental, special, indirect, treble or punitive Losses, Losses based on either the reduced current or future profitability or earnings or Losses based on a multiple of such profitability, earnings or other factor, or reduction therein, except in the case of Losses paid by the other Party to a third-party claimant. In addition, other than in the case of Losses resulting from fraud or willful misconduct by a Party, the liability of such Party to the other Party hereunder shall not exceed (a) the aggregate amount paid hereunder during the entire Term pursuant to Article IV hereof plus (b) if the liable Party is the Service Provider, recoveries (if any) by the Service Provider under any insurance coverage maintained under Section 11.1 hereof.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. STAR’s Indemnification of Sponsor. Subject to the terms of this Article VIII, STAR agrees from and after the Effective Date to indemnify, defend and hold harmless the Sponsor from and against any and all Losses arising out of, resulting from or relating to third-party claims arising out of a material breach by STAR of any provision of this Agreement.

Section 8.2. Sponsor’s Indemnification of STAR. Subject to the terms of this Article VIII, the Sponsor agrees from and after the Effective Date to indemnify, defend and hold harmless STAR from and against any and all Losses arising out of, resulting from or relating to third-party claims arising out of a material breach by the Sponsor of any provision of this Agreement.

Section 8.3. Indemnification Procedures. In the event either Party shall have a claim for indemnity against the other Party, the Parties shall follow the procedures set forth in Section 7.3 of the Contribution Agreement.

ARTICLE IX

TERM AND TERMINATION

Section 9.1. Term of Agreement. This Agreement shall become effective on the Effective Date and shall continue in operation until March 31, 2021 (the “Initial Term”), unless (a) terminated as provided in Section 9.2 hereof or (b) the parties mutually agree to extend this Agreement or any Service hereunder for a longer period (if applicable, a “Renewal Term”; the Initial Term and any Renewal Term are sometimes referred to as the “Term”), as applicable. The Parties acknowledge and agree however that in respect of any particular Service the Service Provider need only provide such Service until the “Service End Date” as indicated on the applicable Schedule hereto, notwithstanding that the Term of this Agreement may not expire until a later date. For the avoidance of doubt, the Service Provider need not provide any Services hereunder after the expiration of the Term.

Section 9.2. Termination.

(a) Early Termination. Notwithstanding Section 9.1 hereof, either Party may, on written notice to the other Party, terminate for convenience its provision or receipt of any or all Services hereunder or this entire Agreement (in which case of a termination of this entire Agreement all Services hereunder shall also co-terminate) on at least sixty (60) days’ prior written notice to the other Party, and thereafter such terminated Service(s) shall be deemed deleted from Schedule A or Schedule B, as applicable. Any termination notice delivered by a Party shall identify the specific Service or Services to be terminated, and the effective date of such termination. For any terminated Services which required the software or other services of a third party (i) if the Service Provider paid for such software or services in advance, such Service Provider may invoice the applicable Recipient any portion of such advance payments allocable on a reasonable basis to the Recipient, and (ii) if, as a result of such termination, the Service Provider terminates all or part of its agreement with the third party, such Service Provider may invoice the Recipient for any applicable termination fees allocable on a reasonable basis to such Recipient. Neither Party shall enter into any new agreements with third parties for software or services that include any termination fees that would be charged to a Party without such Party’s prior written consent, which consent shall not be unreasonably withheld.

(b) Automatic Termination. This Agreement shall automatically terminate at such time as both Parties are no longer providing or receiving any Services hereunder.

(c) Termination for Change of Control. Either Party may terminate this Agreement upon the occurrence of a “Change of Control Event” by providing the other Party no less than one hundred twenty (120) days prior written notice of its intention to terminate this Agreement. As used herein, a “Change of Control Event” means (i) the sale of all or substantially all of the assets of either Party, or (ii) a merger, consolidation, recapitalization or reorganization of either Party, unless securities representing more than fifty percent (50%) of the total voting power after such merger, consolidation, recapitalization or reorganization are beneficially owned, directly or indirectly, by the Persons who beneficially owned the applicable Party’s outstanding voting securities immediately prior to such transaction.

(d) Termination for Default. In the event: (i) any Party shall fail to pay for any or all Services in accordance with the terms of this Agreement; (ii) of any default by either Party, in any material respect, in the due performance or observance by it of any of the other terms, covenants or agreements contained in this Agreement; or (iii) any Party shall become or be adjudicated insolvent and/or bankrupt, or a receiver or trustee shall be appointed for any Party or its property or a petition for reorganization or arrangement under any bankruptcy or insolvency Law shall be approved, or any Party shall file a voluntary petition in bankruptcy or shall consent to the appointment of a receiver or trustee (in each such case, the “Defaulting Party”); then the non-Defaulting Party shall have the right, at its sole discretion, (A) in the case of a default under clause (iii), to terminate immediately any or all Service(s) and/or this Agreement; and (B) in the case of a default under clause (i) or (ii), to terminate any or all Service(s) and/or this Agreement if the Defaulting Party has failed to cure the default within ten (10) days after receiving written notice of such default.

Section 9.3. Effect of Termination. In the event that this Agreement or a Service is terminated:

(a) Each Party agrees and acknowledges that the obligation of the other Party to provide the terminated Services, or to cause the terminated Services to be provided, hereunder shall immediately cease. Upon cessation of a Party’s obligation to provide any Service, the Recipient, as applicable, shall stop using, directly or indirectly, such Service.

(b) Upon request, each Recipient shall return to the applicable Service Provider all tangible personal property and books, records or files owned by the Service Provider and used in connection with the provision of Services that are in its possession as of the termination date.

(c) In the event that this Agreement is terminated, the following matters shall survive the termination of this Agreement: (i) the rights and obligations of each Party under Articles V, VI, VII, VIII, this Section 9.3, Article X and Article XI and (ii) the obligations under Article IV of the Recipient to pay the applicable compensation due for Services furnished prior to the effective date of termination.

ARTICLE X

DISPUTE RESOLUTION

Section 10.1. Party Representatives. Each Party will appoint a representative (a “Service Representative”) responsible for coordinating and managing the delivery and receipt of the Services, as applicable, which Service Representative will have authority to act on such Party’s behalf with respect to matters relating to this Agreement. The initial Service Representatives are indicated on the Schedules hereto. The Service Representatives will work in good faith to address any issues involving the Parties’ relationship under this Agreement (including, without limitation, any pricing and other Service-related matters).

Section 10.2. Escalation Procedure. The Parties shall attempt to resolve any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement, whether sounding in contract or tort and whether arising during or after termination of this Agreement (each, a “Dispute”) in accordance with the following procedures: Upon the written request of any Party, a senior executive officer of STAR or a designee of such person and a senior executive officer of the Sponsor or that person’s designee shall meet and attempt to resolve any Dispute between them. If such Dispute is not resolved by discussions between such officers or designees within ten (10) days after a Party’s written request was made, then any Party may commence a proceeding relating to such Dispute in accordance with Section 11.9 hereof. No Party may commence a proceeding with respect to a Dispute unless and until the foregoing procedure has been concluded with respect to the underlying Dispute.

ARTICLE XI

MISCELLANEOUS

Section 11.1. Insurance. The Service Provider shall maintain, at its sole cost and expense, at all times during the Term and for twenty-four (24) months following the Term, a professional-liability (errors and omissions) insurance policy with a total coverage amount of no less than $2,000,000 and with other policy coverage consistent with the industry in which the Service Provider operates. On or prior to the date hereof and from time to time upon the Recipient’s request, the Service Provider shall provide certificates of insurance evidencing such coverage and a copy of the policy if so requested.

Section 11.2. Notices.

(a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including a writing delivered by email transmission) and shall be deemed given (i) when delivered, if sent by registered or certified mail (return receipt requested); (ii) when delivered, if delivered personally or sent by email (with proof of transmission); or (iii) on the Business Day after deposit (with proof of deposit), if sent by overnight mail or overnight courier; in each case, unless otherwise specified or provided in this Agreement, to the Parties at the following addresses (or at such other address or email for a Party as will be specified by like notice):

As to STAR:

Steadfast Apartment REIT, Inc.

18100 Von Karman Ave, Suite 200

Irvine, CA 92612

Attention: Gustav Bahn

Email: Gus.Bahn@SteadfastREIT.com

With a copy to:

Morrison & Foerster LLP

3500 Lenox Road, NE, Suite 1500

Atlanta, GA 30326

Attention: Heath D. Linsky, Esq.

Email: hlinsky@mofo.com

As to the Sponsor:

Steadfast Investment Properties, Inc.

18100 Von Karman Avenue, Suite 500

Irvine, CA 90245

Attention: Ana Marie del Rio

Email: AnaMarie.delRio@SteadfastCo.com

With a copy to:

DLA Piper

4141 Parklake Avenue, Suite 300

Raleigh, NC 27612-2350

Attention: Robert Bergdolt, Esq.

Email: rob.bergdolt@dlapiper.com

(b) The inability to deliver any notice, demand or request because the Party to whom it is properly addressed in accordance with this Section 11.2 refused delivery thereof or no longer can be located at that address shall constitute delivery thereof to such Party.

(c) Each Party shall have the right from time to time to designate by written notice to the other Parties hereto such other person or persons and such other place or places as said Party may desire written notices to be delivered or sent in accordance herewith. Notices and consents signed and given by an attorney for a Party shall be effective and binding upon that Party.

Section 11.3. Amendment. Except as set forth in Sections 2.2 and 9.2(a) hereof, no provision of this Agreement or of any documents or instrument entered into, given or made pursuant to this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing, signed by the Party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

Section 11.4. Entire Agreement. This Agreement (and all schedules hereto) constitutes and contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, among the Parties respecting the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any of the Parties which is not embodied in this Agreement, or in the attached schedules or the written certificates or instruments of assignment or conveyance delivered pursuant to this Agreement, and none of the Parties shall be bound by or liable for any alleged representations, promise, inducement or statement of intention not therein so set forth.

Section 11.5. No Waiver. No failure of any Party to exercise any power given such Party hereunder or to insist upon strict compliance by the other Parties with their obligations hereunder shall constitute a waiver of any Party’s right to demand strict compliance with the terms of this Agreement.

Section 11.6. Counterparts. This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. Any counterpart transmitted via email in format in portable document format (.pdf) shall be treated as originals for all purposes as to the parties so transmitting.

Section 11.7. Payments. Except as otherwise provided herein, payment of all amounts required by the terms of this Agreement shall be made in the United States of America and in immediately available funds of the United States of America which, at the time of payment, is accepted for the payment of all public and private obligations and debts.

Section 11.8. Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the successors and permitted assigns of the respective Parties hereto. Subject to following proviso, no assignment of this Agreement, in whole or in part, shall be made without the prior written consent of the non-assigning Party (and shall not relieve the assigning Party from liability hereunder) and any purposed assignment of this Agreement in contravention of the foregoing shall be null and void ab initio; provided, however, that notwithstanding the foregoing, STAR may assign all or any portion of its rights and obligations under this Agreement to its wholly owned subsidiary STAR REIT Services, LLC upon prior written notice to the Sponsor, it being understood that STAR will remain liable for all of its obligations hereunder notwithstanding such assignment.

Section 11.9. Applicable Law; Venue.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of law rules and principles of that state. To the fullest extent permitted by Law, the Parties hereby unconditionally and irrevocably waive and release any claim that the Law of any other jurisdiction governs this Agreement.

(b) To the maximum extent permitted by applicable Law, any legal suit, action or proceeding (whether in tort, contract or otherwise) against any of the Parties hereto arising out of or relating to this Agreement shall be instituted in any federal or state court in Orange County, California, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Parties hereby agrees to venue in such courts and hereby waives, to the fullest extent permitted by Law, any claim that any such action or proceeding was brought in an inconvenient forum.

(c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR CLAIM (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 11.10. Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the Parties hereto. Headings at the beginning of sections of this Agreement are solely for the convenience of the Parties and are not a part of this Agreement. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa.

Section 11.11. Severability. If any term or provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all of the other terms, provisions and sections hereof will nevertheless remain effective and be in force to the fullest extent permitted by Law.

Section 11.12. Further Assurances. Each of the Parties agrees to execute such instruments and take such further actions after the Effective Date as may be reasonably necessary to carry out the provisions of this Agreement provided that no material additional cost or liability shall be created thereby.

Section 11.13. No Third-Party Beneficiary. It is specifically understood and agreed that no person shall be a third-party beneficiary under this Agreement, and that none of the provisions of this Agreement shall be for the benefit of or be enforceable by anyone other than the Parties hereto and their assignees, and that only the Parties hereto and their permitted assignees shall have rights hereunder.

Section 11.14. Binding Agreement. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective permitted successors and assigns of each Party.

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be duly executed on its behalf as of the Effective Date.

STEADFAST APARTMENT REIT, INC.

By:	/s/ Ella S. Neyland
Name: Ella S. Neyland
Title: Chief Financial Officer

STEADFAST INVESTMENT PROPERTIES, INC.

By:	/s/ Dinesh K. Davar
Name: Dinesh K. Davar
Title: Manager

[Signature Page to Transition Services Agreement]